UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2012
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 South Service Road, Melville, NY 11747
(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 730-2200

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The Company is filing this Current Report on Form 8-K to provide certain historical business segment information recast to reflect a change in its reportable segments effective in the fourth quarter (quarter ended June 30) of its fiscal year 2012.

Change in Reportable Segments

During the fourth quarter of fiscal 2012, the Company reorganized its reporting structure in a manner that resulted in a change to its operating and reportable segments. The change resulted from the Company's international expansion and was primarily driven by the acquisition of The Daniels Group in October 2011. The Company previously had one operating and reportable segment. Our operations are now organized and managed by geography, and are comprised of four operating segments: United States, Canada, United Kingdom and Europe. The United States and the United Kingdom will both be reportable segments, while Canada and Europe do not currently meet the quantitative thresholds for separate reporting and will therefore be combined and reported as “Other.”

Net sales and operating profit are the primary measures used by our Chief Operating Decision Maker (“CODM”) to evaluate segment operating performance and to decide how to allocate resources to segments. Our CODM is the Company's Chief Executive Officer. Expenses related to certain centralized administration functions that are not specifically related to an operating segment are included in “Corporate and other.” Corporate and other expenses are comprised mainly of the compensation and related expenses of certain of the Company's senior executive officers and other selected employees who perform duties related to our entire enterprise, as well as expenses for certain professional fees, facilities, and other items which benefit the Company as a whole. Additionally, acquisition related expenses, restructuring charges and impairment charges are included in "Corporate and other." Expenses that are managed centrally but can be attributed to a segment, such as employee benefits, are principally allocated based on headcount. Assets are reviewed by the CODM on a consolidated basis and are not reported by operating segment.

The supplemental information included in this Form 8-K presents the Company's business segment information to reflect the change in reportable segments for each quarter of fiscal 2012 and the fiscal years ended June 30, 2011, 2010 and 2009. There is no impact on the Company's previously reported consolidated balance sheets and consolidated statements of operations, cash flows and stockholders' equity. The Company has also provided the Results of Operations section of Management's Discussion and Analysis for each of the respective periods which have been recast to reflect its new organization structure. As required by the Segment Reporting Topic of the Accounting Standards Codification, the consolidated financial statements to be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012 will reflect this change in the Company's reportable segments.

This filing does not reflect any subsequent information or events other than the adjustments noted above. Without limitation, this filing does not purport to update any information included in the relevant Annual and Quarterly Reports.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1
Historical Segment Information for the three months ended September 30, 2011 and 2010, the three and six months ended December 31, 2011 and 2010, and the three and nine months ended March 31, 2012 and 2011

99.2	Management's Discussion and Analysis of Results of Operations for the three months ended September 30, 2011 and 2010
99.3	Management's Discussion and Analysis of Results of Operations for the three and six months ended December 31, 2011 and 2010
99.4	Management's Discussion and Analysis of Results of Operations for the three and nine months ended March 31, 2012 and 2011
99.5	Historical Segment Information for the fiscal years ended June 30, 2011, 2010 and 2009
99.6	Management's Discussion and Analysis of Results of Operations for the fiscal years ended June 30, 2011, 2010 and 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2012

THE HAIN CELESTIAL GROUP, INC. (Registrant)

By:	/s/ Ira J. Lamel
Title:	Executive Vice President and Chief Financial Officer

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